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                                                                  EXHIBIT 10.6B

                                PERSONAL GUARANTY
                                       OF
                                    DAN FINE

         WHEREAS, that certain Lease Agreement ("Lease") dated February 28, 1996, has been, or will be, executed by and between Grand Pacific Limited Partnership, a Washington limited partnership, ("Landlord"), and fine.com CORPORATION, a Washington corporation, ("Tenant"), and

         WHEREAS, this Guaranty is required by Landlord as a condition to entering into the Lease, and

         WHEREAS, Dan Fine ("Guarantor") desires that Landlord enter into the Lease because of the financial benefit Guarantor will derive from Tenant's ability to operate its business pursuant to the terms of the Lease and in the Leased Premises.

         NOW, THEREFORE, in consideration of Landlord's execution of the Lease, Guarantor hereby unconditionally and absolutely guarantees the full performance by Tenant of the following (hereinafter, the "Guaranteed Obligations"):

         (a) the full and timely payment by Tenant of all rent described in
Section 4 of the Lease payable to Landlord during the first thirty-six (36) months of the term of the Lease;

         (b) the full and timely payment by Tenant of all rent attributable to the Expansion Space (as defined in the Lease) leased by Tenant payable to Landlord during the first thirty-six (36) months of the term of the Lease; and

         (c) the payment of damages, expenses and other charges owing to Landlord under the Lease as a result of a breach or default of Tenant in an amount not to exceed the following sum:

         (i) the total of all portions of the tenant improvement allowance (provided for in Section 1.1.12 of the Lease) paid by Landlord to Tenant, multiplied by (ii) a fraction, the numerator of which is the total number of months remaining in the initial term of the Lease at the time of such default or breach, and the denominator of which is sixty (60)

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         months.

         For the purposes of this calculation, the tenant improvement allowance paid to Tenant shall be deemed to accrue interest at a rate of ten percent (10%) per annum for the account of Landlord and shall be amortized over a sixty (60) month period. Any calculations for time periods which are less than a full month or year shall be prorated based on a thirty (30) day month and three-hundred sixty (360) day year, respectively.

         This Guaranty shall not expire until the Guaranteed Obligations have been paid in full, and Guarantor's liability hereunder shall not be affected by an assignment of the Lease to any other person or a subletting of the same. In so far as the payment by Tenant of any sums to the Landlord is involved, this is a guaranty of payment and not of collection. If Tenant holds over beyond the term of the Lease, the obligations hereunder of Guarantor shall extend and apply with respect to the full and faithful performance and observance of all of the covenants, terms, and conditions of the Lease.

         The liability of the Guarantor hereunder is independent of the obligations of the Tenant, and an action or actions may be brought and prosecuted against the Guarantor whether or not the Tenant is joined in any such action or actions or whether or not a separate action is brought or prosecuted against the Tenant. The liability of the Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of any other person under any similar instrument and the release of, or cancellation by, any signer of a similar instrument shall not act to release or otherwise affect the liability of the Guarantor hereunder.

         The Guarantor authorizes the Landlord, without notice or demand and without affecting his liability hereunder, from time to time to:

         (i) renew, compromise, extend, or otherwise change or modify the terms of the Lease in any respect by agreement between Landlord and Tenant, or any part thereof, including increasing or decreasing the rate of interest on any amounts due thereunder and accelerating or otherwise changing the time for payment of rent or other charges due under the Lease;

         (ii) take and hold security for the obligations of

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this Guaranty or the Lease and exchange, enforce, waive or release any such security and apply any such security and direct the order or manner of sale thereof as the Landlord in its discretion may determine; and

         (iii) release or substitute any one or more guarantors and other obligors of this Guaranty or the Lease.

         The Landlord may, at its election, exercise any right or remedy it may have against the Tenant or any security held by the Landlord in connection with the Lease or Guaranty, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the amounts due under the Lease or under this Guaranty have been paid. Guarantor waives any right to require that resort be had to any security or to any other credit in favor of Tenant. The Guarantor further waives any defenses arising out of the absence, impairment, or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against the Tenant, or any such security, whether resulting from such election by the Landlord or otherwise. The Guarantor waives any defense arising by reason of any disability or other defense of the Tenant, including insolvency or bankruptcy.

         Until all amounts due under the Lease or under this Guaranty have been paid in full, the Guarantor shall have no right of subrogation to, and waives any right to enforce, any remedy which the Landlord now has or may hereafter have against the Tenant in connection with any amounts owing by Tenant to Landlord. The Guarantor waives all demands for performance, notices of nonperformance, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional charges or obligations by the Tenant to the Landlord.

         Guarantor hereby warrants and represents to Landlord that all financial statements, title reports, and other documents given to Landlord in connection with this Guaranty are true, complete, and not in any way misleading with respect to the financial condition of the Guarantor. Any breach of this warranty shall be considered a default under the Lease and under this Guaranty.

         Use of the singular herein shall include the plural.

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The obligation of two or more parties hereunder shall be joint and several.

         The terms and provisions of this Guaranty shall be binding upon the heirs, personal representatives, successors and assigns of the Guarantor and shall inure to the benefit of the heirs, personal representatives, successors and assigns of the Landlord.

         All provisions of this Guaranty shall be construed and enforced in accordance with the laws of the State of Washington. The Guarantor hereby submits to the personal jurisdiction of the courts of the State of Washington and agrees that the venue of any action brought against Guarantor may lie, at the option of the Landlord, in King County, Washington. If any action or proceeding is brought to enforce the terms of this Guaranty, the prevailing party shall recover is costs and expenses, including reasonable attorneys' fees, and such fees actually incurred shall be presumed reasonable, which presumption shall be rebuttable. Guarantor irrevocably appoints Tenant as his agent for service of process related to this Guaranty.


         IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed this 29th day of February, 1996.


                                        /s/  DAN FINE
                                        -----------------------------------
                                        Dan Fine



         I, Kim Fine, spouse of Dan Fine, have read the foregoing Personal Guaranty and understand its terms and conditions. I hereby acknowledge and consent to the execution of said Personal Guaranty by Dan Fine on behalf of himself separately and on behalf of our joint marital community, and I acknowledge that said Personal Guaranty is binding on our joint marital community.

         DATED this 29th day of February, 1996.



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